UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2014

ALLIED NEVADA GOLD CORP.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)
(775) 358-4455
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 15, 2014, the Board of Directors (the “Board”) of Allied Nevada Gold Corp. (the “Company”) approved an amendment of Article IX of the Company’s By-laws (the “By-laws”), which sets forth the requirements to amend the By-Laws. As amended, Article IX provides that (i) Article IX may only be amended by a majority vote of stockholders, and (ii) all other By-Laws may be amended by a majority vote of stockholders or the Board. Prior to the amendment, a two-thirds vote of stockholders or the Board was required to amend the By-Laws, except for Article VIII of the By-Laws, which required an eighty percent (80%) vote of stockholders to amend. The amendment to the By-laws is effective immediately.

The foregoing description of the amendment to the Company’s By-laws is qualified in its entirety by reference to the full text of the By-laws, as conformed to reflect the April 15, 2014 amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

3.2	By-laws of Allied Nevada Gold Corp., as amended April 15, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2014	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.2	By-laws of Allied Nevada Gold Corp., as amended April 15, 2014.